EXHIBIT 99.1


                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.001 par value, of Bottomline Technologies (de), Inc., and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on
Schedule 13G.

Date:  August 9, 2000



NEVADA BOND INVESTMENT CORP. II              UNITED TECHNOLOGIES CORPORATION


By: /s/ William H. Trachsel                  By: /s/ William H. Trachsel
---------------------------------            ---------------------------------
Name: William H. Trachsel                    Name: William H. Trachsel
Title: President                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary